Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Staples, Inc. and in the related Prospectus of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedule of Staples, Inc., Staples, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Staples, Inc., included in this Annual Report (Form 10-K) for the year ended February 3, 2007.

(1)	Registration Statement (Forms S-3 Nos. 333-58743, 333-62939, 333-81503, 333-76360, and 333-124024) of Staples, Inc., and
(2)

Registration Statement (Forms S-8 Nos. 333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-87971, 333-12903, 333-68428, 333-68430, 333-68432, 333-116644, and 333-128449) pertaining to the employees’ benefit plans of Staples, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2007